NOTICE OF GUARANTEED DELIVERY
                       For Shares of Common Stock of

          THE GABELLI CONVERTIBLE AND INCOME SECURITIES FUND INC.
                 Subscribed for under Primary Subscription
                    and the Over-Subscription Privilege


As set forth in the Prospectus, this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Fund's Common Stock (the "Shares") subscribed for under the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent.


                         The Subscription Agent is:

                                 EQUISERVE
                        Attention: Corporate Actions


         By Mail:                                               By Facsimile:
      P.O. Box 43025                                            (781) 380-3388
  Providence, RI 02940-3025


                          Confirm by Telephone to:
                               (781) 575-4816


By Overnight Courier:                                    By Hand:
40 Campanelli Drive                         Securities Transfer and Reporting
Braintree, MA 02184                           Services, Inc.
                                                  c/o EquiServe
                                              100 Williams St. Galleria
                                                New York, NY 10038

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm or bank or trust company which completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery of Payment, guaranteeing delivery of (a) payment in full for all subscribed Shares and (b) a properly completed and signed copy of the Subscription Certificate (which certificate and full payment must then be delivered no later than the close of business of the third business day after the Expiration Date, unless extended) to the Subscription Agent prior to 5:00 p.m., New York time, on the Expiration Date, unless extended. Failure to do so will result in a forfeiture of the Rights.

                                 GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., New York time, on December 13, 2002 (unless extended as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) payment of the full Subscription Price for Shares subscribed for on Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Subscription Certificate.


                                          Broker Assigned Control # _______


          THE GABELLI CONVERTIBLE AND INCOME SECURITIES FUND INC.


1.  Primary Subscription     Number of Rights to be     Number of Primary Shares   Payment to be made in
                             exercised                  requested for which you    connection with Primary
                                                        are guaranteeing           Shares
                                                        delivery of Rights and
                                                        Payment

                             ________  Rights           ________  Shares           $  ___________
                                                        (Rights divide 3)

2.  Over Subscription                                   Number of Over-            Payment to be made in
                                                        Subscription Shares        connection with
                                                        requested for which you    Over-Subscription Shares
                                                        are guaranteeing payment

                                                        ________  Shares           $  ___________

3.  Totals                   Total Number of Rights     Total Number of Shares
                             to be Delivered            to be Delivered

                             ________  Rights           ________  Shares           $  ___________
                                                                                      Total Payment


Method of delivery (circle one)

A.       Through DTC

B. Direct to EquiServe, as Subscription Agent. Please reference below the registration of the Rights to be delivered.

                       ______________________________

                       ______________________________

                       ______________________________


Please assign a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.


______________________________       ______________________________
Name of Firm                         Authorized Signature

______________________________       ______________________________
DTC Participant Number               Title

______________________________       ______________________________
Address                              Name (Please Type or Print)

______________________________       ______________________________
                      Zip Code       Phone Number

______________________________       ______________________________
Contact Name                         Date